UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2020, the board of directors (the “Board”) of Plains All American Pipeline, L.P.’s (the “Registrant”) general partner, PAA GP Holdings LLC (the “Company”), appointed Lawrence M. Ziemba as an independent member of the Board. The Board has responsibility for managing the business and affairs of the Registrant and of Plains GP Holdings, L.P. (“PAGP”).

Mr. Ziemba served as Executive Vice President, Refining, and a member of the executive committee of Phillips 66 from May 2012 until his retirement in December 2017. From 2001 to May 2012, he served in various downstream positions with ConocoPhillips, including most recently as President, Global Refining, and a member of the executive committee. He also held various positions of increasing responsibility with Tosco/Unocal/Phillips Petroleum Company from 1977 to 2001, and he has served in a leadership capacity with several industry groups, including as Chairman of the AFPM (American Fuels and Petrochemical Manufacturers), Vice Chairman of the API (American Petroleum Institute) Downstream Committee and a member of the Western States Petroleum Association Board.

In connection with his appointment to the Board, Mr. Ziemba will receive an initial grant of 23,490 phantom Class A Shares of PAGP that will vest (become payable in Class A Shares of PAGP) in August of each year for the next four years commencing in August of 2020 and continuing through August of 2023. Such initial grant has been sized so that the number of phantom Class A Shares vesting each August will have a market value on the date of such initial grant equal to approximately $125,000 (or pro rata portion thereof for the period from his appointment through August 2020), based on a volume weighted average price for the 10-trading day period immediately preceding the date of grant (the “VWAP Price”). As each tranche of phantom Class A Shares vests, they will be replaced with a new grant of phantom Class A Shares having a market value on the date of grant equal to approximately $125,000 (based on the then applicable VWAP Price) and that will vest four years after the date of grant. The phantom Class A Shares include associated dividend equivalent rights. Mr. Ziemba will also receive an annual cash retainer of $75,000 for service as a Board member.

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On January 8, 2020, the Registrant issued a press release announcing the appointment of Mr. Ziemba to the Board of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

      (d) Exhibits

Exhibit 99.1 –	Press Release dated January 8, 2020.

Exhibit 104 –	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: January 8, 2020	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner
	By:	Plains GP Holdings, L.P., its sole member
	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President

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